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                                                                  Exhibit 10.4.1

                            CFM TECHNOLOGIES, INC.

                          ANNUAL PROFIT SHARING PLAN
                            [Revised October 1996]


1. Coincident with approval by the Board of Directors of the Annual Budget, a determination shall be made of the amount to be accrued for the Annual Profit Sharing Plan (The "Target Amount"). An amount equal to 2% of the total planned salaries and wages (including overtime pay) of Company employees included in the
approved Annual Budget shall be used as a guideline.   This Target Amount shall
be communicated to all eligible employees. Quarterly reports of the Company's progress in meeting its annual goals will be provided to all eligible employees.

2. In order to be eligible for a disbursement under this Plan, an employee must have

    (a) been paid for a minimum of 250 hours during the 90 consecutive days preceding the last day of the fiscal year, and

    (b) be an active employee on the date of the release of annual earnings information by the Company.

Each eligible employee shall be credited with the number of calendar days (the "Eligible Days") during which he or she shall have been an employee during the fiscal year.

3. At the conclusion of each fiscal year, the amount to be paid under the Plan shall be determined by dividing Operating Margin, as reported in the Company's annual audited financial statements, by Operating Margin reflected in the Annual Budget approved by the Board of Directors, calculating a Payout Factor.

4. Distributions to be made under this plan (the "Total Distribution Amount"), if any, shall be determined as follows:

    (a) If the Payout Factor is less than .500, no distribution shall be made under this plan.

    (b) If the Payout Factor is greater than .500 and less than or equal to 1.000, the Payout Factor shall be multiplied by the Target Amount in calculating the Total Distribution Amount.

    (c) If the Payout Factor is greater than 1.000, the Total Distribution Amount shall be the Target Amount unless the Board of Directors shall authorized a Total Distribution Amount greater than the Target Amount.

5. After the determination of a Total Distribution Amount, the amount to be distributed to each eligible employee shall be determined by dividing the Total Distribution Amount by the total number of Eligible Days for all eligible employees determined in Section 2, above (the "Eligible Day Payout"). The payout for each employee shall be calculated by multiplying the Eligible Day Payout by the number of eligible days worked during the fiscal year (the "Individual Payout Amount").

6. Payment of the calculated Individual Payout Amounts shall be accomplished through payroll on the regularly scheduled payday occurring five (5) or more days following the release of annual earnings information by the Company.